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                EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                    WHIRLPOOL CORPORATION AND SUBSIDIARIES
                (millions of dollars except earnings per share)

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                                                          Six Months Ended
                                                               June 30
                                                     ---------------------------
                                                       1996              1995
                                                     ---------         ---------

Primary
 Average Shares Outstanding                              74.2              73.8
 Treasury Method (Average Market Price)
    Stock Options                                         0.7               0.7
    Restricted Stock (RSVP)                               0.3               0.3
                                                     ---------         ---------

 Primary Average Shares Outstanding                      75.2              74.8
                                                     =========         =========


 Primary Net Earnings                                $   90.3          $  127.3
                                                     =========         =========

 Earnings Per Share                                  $   1.20          $   1.70
                                                     =========         =========


Fully Diluted
 Average Shares Outstanding                              74.2              73.8
 Treasury Method (Average Market Price
 or End of Period, whichever is greater):
    Stock Options                                         0.8               0.9
    Restricted Stock (RSVP)                               0.3               0.3
 Assumed Conversion of Debt                               2.2               2.2
                                                     ---------         ---------

 Fully Diluted Average Shares Outstanding                77.5              77.2
                                                     =========         =========


 Net Earnings                                        $   90.3          $  127.3
 Interest Expense, net of tax                             2.2               2.1
                                                     ---------         ---------

 Fully Diluted Net Earnings                          $   92.5          $  129.4
                                                     =========         =========

 Earnings Per Share                                  $   1.19          $   1.68
                                                     =========         =========
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